UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 8, 2014

 ______________________

RESPONSE BIOMEDICAL CORP.

(Exact name of registrant as specified in its charter)

Vancouver, British Columbia, Canada	000-50571	98 -1042523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1781 - 75th Avenue W.

Vancouver, British Columbia, Canada V6P 6P2

(Address of principal executive offices, including zip code)

(604) 456-6010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2014, the Board of Directors of Response Biomedical Corp. (the “Company”) adopted certain compensation arrangements with respect to the Company’s named executive officers.

The Board approved the following amendments to the severance provisions for termination without cause for Jeffrey Purvin, William Adams, and Timothy Shannon (collectively, the “named executive officers”): i) Mr. Purvin will receive eighteen (18) months (previously twelve (12) months) salary plus a pro-rated incentive payment based on the last incentive payment made, and continuation of eighteen (18) months (previously twelve (12) months) paid medical and dental benefits; ii) Mr. Adams will receive twelve (12) months (previously nine (9) months plus one month per year of service to a total of twelve (12) months) salary plus a pro-rated incentive payment based on the last incentive payment made; and iii) Mr. Shannon will receive twelve (12) months (previously six (6) months plus one month per year of service to a total of nine (9) months) salary plus a pro-rated incentive payment based on the last incentive payment made if he relocates to Canada or will remain at six (6) months plus one month per year of service to a total of nine (9) months if he remains in the U.S.

In addition, on May 8, 2014 the Board determined that no bonuses will be paid for the 2013 fiscal year and that the payment to Mr. Purvin and Mr. Adams of annual performance-based cash bonuses related to 2014 performance, if any, will be based on the achievement of firstly, an annual sales target and then secondly, a combination of EBITDA, sales, and gross margin performance targets, with such metrics receiving weightings of 20%, 40% and 20%, respectively, and the submission of certain regulatory filings, with this metric receiving a 20% weighting. The payment of an annual performance based cash bonus to Mr. Shannon will be based on the achievement of firstly, an annual sales target and then secondly, a combination of a sales performance target, with such metric receiving a weighting of 75% and the other 25% based on the achievement of quarterly objectives established by the CEO.

The Compensation Committee determined that the 2014 target bonus amounts for Messrs. Purvin, Adams and Shannon would be 40%, 35% and 50%, respectively, of their annual base salaries. Actual bonus amounts paid to the named executive officers may be or more or less than the target bonus amounts. The Compensation Committee has the discretion to award bonus amounts that differ from the target amounts for attainment of performance that falls above or below the specified goals. Such bonus payments are expected to be paid after January 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE BIOMEDICAL CORP.

By:	/s/William J. Adams
William J. Adams Chief Financial Officer

Date: May 14, 2014